Exhibit (a)(1)(v)

Notice of Withdrawal of Tender

Regarding Shares in Golub Capital Private Income Fund S

Dated June 29, 2026

The Offer and withdrawal rights will expire on July 29, 2026 and this Notice of Withdrawal must be received by

the Fund’s Transfer Agent, by mail, by 11:59 p.m.,

Eastern Time, on July 29, 2026, unless the Offer is extended

Complete this Notice of Withdrawal and follow the transmittal instructions included herein

IF YOU INVEST IN THE FUND THROUGH A FINANCIAL ADVISOR, BROKER, DEALER OR OTHER FINANCIAL INTERMEDIARY (“AUTHORIZED INTERMEDIARY”), PLEASE SEND COMPLETED FORMS TO YOUR AUTHORIZED INTERMEDIARY. A SHAREHOLDER WHO HOLDS SHARES THROUGH AN AUTHORIZED INTERMEDIARY SHOULD SUBMIT THE ATTACHED FORM TO THE FUND AT THE SAME TIME THE ATTACHED FORM IS SUBMITTED TO THEIR AUTHORIZED INTERMEDIARY.

FOR ACCOUNTS HELD THROUGH A CUSTODIAL RELATIONSHIP, SHAREHOLDERS SHOULD SEND THE COMPLETED FORMS TO SUCH CUSTODIAN (ALONG WITH ANY CUSTODIAN REQUIRED DOCUMENTATION) AT THE SAME TIME THE COMPLETED FORMS ARE SUBMITTED TO THE FUND.

You are responsible for confirming that this Notice is received timely by your Authorized Intermediary. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Dear Shareholder:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name:
Fund Account #:
Account Name/Registration:
Address:
City, State, Zip:
Telephone Number:
Email Address:
Financial Intermediary Firm Name:
Financial Intermediary Account #:
Financial Advisor Name:
Financial Advisor Telephone:

The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

Custodian Name	Custodian Phone Number

Custodian Stamp Here
Custodian Tax ID #

Signature of Custodian (if applicable)	Date

2